Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Davis

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Second Quarter 2024 Earnings

July 29, 2024 – HARRISBURG, PA – LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”) reported net income of $5.8 million, or $0.16 per diluted share, for the quarter ended June 30, 2024. Excluding expenses associated with the sale of its New Jersey branches and additional branch consolidations, adjusted earnings were $6.3 million1, or $0.171 per diluted share for the second quarter of 2024.

Second Quarter 2024 Highlights

•
Total loans2 increased $63.6 million, or 11.4% annualized from $2.25 billion at March 31, 2024 to $2.31 billion at June 30, 2024, led by strong growth of $28.5 million in commercial & industrial loans over the period.
•
Total deposits2 increased $71.3 million, or 12.0% annualized from $2.39 billion at March 31, 2024 to $2.46 billion at June 30, 2024, including growth of $38.4 million in noninterest bearing demand account balances at quarter end.
•
Noninterest expense decreased $350 thousand quarter over quarter to $18.9 million in the second quarter of 2024. Excluding merger expenses and costs associated with the Branch Sale and branch consolidations, adjusted noninterest expense was $18.3 million in the second quarter of 2024, a $925 thousand decrease compared to $19.2 million in the first quarter of 2024.1

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2Total loans and total deposits include balances held for sale in the Branch Sale of $116.2 million and $96.8 million at June 30, 2024. These balances in the first quarter of 2024 were $115.9 million and $105.6 million respectively at March 31, 2024.

•
Net interest income before provision for credit losses was $24.5 million for the second quarter of 2024 compared to $24.9 million in the first quarter of 2024, and was impacted by a quarter-over-quarter decline in purchase accounting accretion as well as increased funding costs due to continued competition for deposits to support quality loan growth and maintain prudent on-balance sheet liquidity. Net interest margin was 3.83% for the second quarter of 2024 compared to 4.03% for the first quarter of 2024.
•
Non-performing assets were $10.6 million, representing 0.37% of total assets at June 30, 2024, compared to $6.7 million, representing 0.24% of total assets at March 31, 2024. The allowance for credit losses-loans was 1.20% of total loans held for investment at June 30, 2024, compared to 1.06% at March 31, 2024. The allowance was impacted by the reclassification of loans related to the Branch Sale as assets held for sale, offset by net loan growth in the quarter, as well as a loan acquired in the merger with Partners Bancorp (the “Partners Merger”) which experienced credit deterioration that was present at the time of the merger and required a day one purchase accounting adjustment that increased the allowance for credit losses by $2.3 million and increased goodwill by $1.8 million.
•
On May 9, 2024, the Company announced that LINBANK had entered into a definitive purchase and assumption agreement for the sale of the Bank’s banking operations and three branches in New Jersey, including related loans and deposits (the “Branch Sale”).The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the second half of 2024.

As a result of the Branch Sale announcement, associated assets and liabilities were reclassified as held for sale, impacting the Company’s allowance for credit losses and purchase accounting amortization related to the loans held for sale.

“We are pleased by the consistent improvement in performance achieved through the hard work and dedication of all of our teams, evidenced by the results of the second quarter of 2024,

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

including increased profitability metrics and strong commercial loan and core deposit growth,” said Andrew Samuel, Chief Executive Officer of LINKBANCORP. “The consolidation of three client solution centers was completed during the quarter and we remain on target to conclude the pending sale of the New Jersey operations in the second half of the year.” He continued, “We continue to be very focused on achieving further improvements in profitability and customer experience to meet our goals for the second half of the year.”

Income Statement

Net interest income before the provision for credit losses for the second quarter of 2024 was $24.5 million compared to $24.9 million in the first quarter of 2024. Net interest margin was 3.83% for the second quarter of 2024 compared to 4.03% for the first quarter of 2024. For the second quarter of 2024, net interest income was impacted by the amortization of purchase accounting adjustments, as interest income from purchase accounting accretion during this period was approximately $568 thousand less than purchase accounting accretion recognized in the first quarter of 2024. Cost of funds increased to 2.43% for the second quarter of 2024 compared to 2.33% for the first quarter of 2024, reflecting continued pressure from competition for deposits in the Bank’s markets.

Noninterest income increased quarter-over-quarter to $1.9 million for the second quarter of 2024 compared to $1.7 million for the first quarter of 2024, and included an $85 thousand increase in service charges on deposit accounts.

Noninterest expense for the second quarter of 2024 was $18.9 million compared to $19.3 million for the first quarter of 2024. Excluding one-time merger expenses and costs associated with the Branch Sale and branch consolidations of $631 thousand in the second quarter of 2024 and $56 thousand in the first quarter of 2024, noninterest expense decreased by $925 thousand to $18.3 million in the second quarter of 2024 from $19.2 million in the first quarter1. This improvement was largely driven by a $1.2 million decrease in salaries and employee benefits following the reduction in headcount relating to the Partners Merger.

Income tax expense was $1.6 million for the second quarter of 2024, reflecting an effective tax rate of 22.0%.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Balance Sheet

Total assets were $2.86 billion at June 30, 2024 compared to $2.79 billion at March 31, 2024 and $1.31 billion at June 30, 2023. Deposits and net loans as of June 30, 2024 totaled $2.36 billion and $2.17 billion, respectively, compared to deposits and net loans of $2.28 billion and $2.11 billion, respectively, at March 31, 2024 and $1.03 billion and $959.3 million, respectively, at June 30, 2023. Deposits and net loans exclude balances held for sale in the Branch Sale of $96.8 million and $116.2 million, respectively, at June 30, 2024, which are reflected in liabilities held for sale and assets held for sale. These balances were $105.6 million and $115.9 million respectively at March 31, 2024.

Including loans held for sale, total loans increased $63.6 million, from $2.25 billion at March 31, 2024 to $2.31 billion at June 30, 2024, led by strong growth of $28.5 million in commercial & industrial loans over the period. Total commercial loan commitments for the second quarter of 2024 were $117.9 million with funded balances of $81.8 million. The average commercial loan commitment originated during the second quarter of 2024 totaled approximately $771 thousand with an average outstanding funded balance of $534 thousand.

Including deposits held for sale, total deposits at June 30, 2024 totaled $2.46 billion, an increase of $71.3 million from $2.39 billion at March 31, 2024. This increase included growth of $38.4 million in noninterest bearing demand accounts and $31.2 million in interest bearing demand, money market and savings account balances.

The Company maintains strong on-balance sheet liquidity, as cash and cash equivalents increased to $181.7 million at June 30, 2024 compared to $172.3 million at March 31, 2024.

Shareholders’ equity increased from $268.2 million at March 31, 2024 to $271.4 million at June 30, 2024 primarily as a result of a $3.1 million increase in retained earnings. Book value per share increased to $7.27 at June 30, 2024 compared to $7.18 at March 31, 2024. Tangible book value per share increased to $5.07 at June 30, 2024 compared to $5.00 at March 31, 20241.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Asset Quality

In the second quarter of 2024, the Company did not record a provision for credit losses, compared to a $40 thousand provision for credit losses in the first quarter of 2024. Additional provision was not required due in part to reclassification of loans related to the Branch Sale as assets held for sale, offset by net loan growth in the quarter, as well as an increase in the allowance through an adjustment to goodwill related to purchase accounting described below.

As of June 30, 2024, the Company’s non-performing assets were $10.6 million, representing 0.37% of total assets, compared to $6.7 million, representing 0.24% of total assets at March 31, 2024. The increase relates primarily to a single loan for a commercial property acquired in the Partners Merger with an outstanding principal balance of approximately $3.9 million at June 30, 2024. Loans 30-89 days past due at June 30, 2024 were $5.15 million, representing 0.24% of total loans, an improvement compared to $15.3 million or 0.72% of loans at March 31, 2024.

The allowance for credit losses-loans was $26.3 million, or 1.20% of total loans held for investment at June 30, 2024, compared to $23.8 million, or 1.06% of total loans held for investment at March 31, 2024. The increase was driven primarily by a specific allowance related to a loan acquired in the Partners Merger as described above, which experienced credit deterioration that was present at the time of the merger and required a day one purchase accounting adjustment that increased the allowance for credit losses by $2.3 million and increased goodwill by $1.8 million. The allowance for credit losses-loans to nonperforming assets was 248.26% at June 30, 2024, compared to 357.18% at March 31, 2024.

Capital

The Bank’s regulatory capital ratios were well in excess of regulatory minimums to be considered “well capitalized” as of June 30, 2024. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio were 11.09% and 10.30% respectively, at June 30, 2024, compared to 10.62% and 9.92%, respectively, at December 31, 2023 and 11.04% and 10.24%, respectively, at March 31, 2023. The Company’s ratio of Tangible Common Equity to Tangible Assets was 6.82%1 at March 31, 2024.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware, Virginia, and New Jersey through 26 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the integration of the merger with Partners; the timing and receipt of regulatory approvals to complete the Branch Sale; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Given that the Company’s merger with Partners Bancorp (“Partners”) was completed on November 30, 2023 (the “Partners Merger”), reported results prior to the fourth quarter of 2023 included in the following tables reflect legacy LINKBANCORP results only.

LB-E

LB-D

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$14,516	$13,552	$13,089	$5,447	$4,736
Interest-bearing deposits with other institutions	167,141	158,731	67,101	62,532	118,438
Cash and cash equivalents	181,657	172,283	80,190	67,979	123,174
Certificates of deposit with other banks	—	—	—	249	498
Securities available for sale, at fair value	140,121	133,949	115,490	78,779	83,620
Securities held to maturity, net of allowance for credit losses	35,343	36,109	36,223	37,266	38,220
Loans receivable, gross	2,193,197	2,129,919	2,128,284	978,912	969,533
Allowance for credit losses - loans	(26,288)	(23,842)	(23,767)	(9,964)	(10,228)
Loans receivable, net	2,166,909	2,106,077	2,104,517	968,948	959,305
Investments in restricted bank stock	4,928	4,286	3,965	3,107	5,544
Premises and equipment, net	18,364	20,102	20,130	6,414	6,292
Right-of-Use Asset – premises	13,970	14,577	15,497	9,727	9,896
Bank-owned life insurance	49,616	49,230	48,847	24,732	24,554
Goodwill and other intangible assets	82,129	81,494	82,701	36,715	36,774
Deferred tax asset	22,024	22,717	24,153	6,880	6,571
Assets held for sale	118,362	118,115	115,499	—	—
Accrued interest receivable and other assets	25,170	26,730	22,113	14,899	14,024
TOTAL ASSETS	$2,858,593	$2,785,669	$2,669,325	$1,255,695	$1,308,472
LIABILITIES
Deposits:
Demand, noninterest bearing	$661,292	$618,277	$624,780	$210,404	$240,729
Interest bearing	1,699,220	1,662,124	1,574,019	831,368	794,113
Total deposits	2,360,512	2,280,401	2,198,799	1,041,772	1,034,842
Long-term borrowings	40,000	40,000	—	—	74,899
Short-term borrowings	—	—	10,000	15,000	—
Note payable	578	584	590	—	—
Subordinated debt	61,706	61,573	61,444	40,354	40,398
Lease liabilities	14,746	15,357	16,361	9,728	9,896
Liabilities held for sale	96,916	105,716	99,777	—	—
Accrued interest payable and other liabilities	12,726	13,795	16,558	7,490	5,985
TOTAL LIABILITIES	2,587,184	2,517,426	2,403,529	1,114,344	1,166,020
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	370	369	369	162	162
Surplus	263,795	263,577	263,310	127,856	127,818
Retained earnings	10,826	7,724	4,843	19,062	19,039
Accumulated other comprehensive loss	(3,582)	(3,427)	(3,209)	(5,729)	(4,567)
Total equity attributable to parent	271,409	268,243	265,313	141,351	142,452
Noncontrolling interest in consolidated subsidiary	—	—	483	—	—
TOTAL SHAREHOLDERS' EQUITY	271,409	268,243	265,796	141,351	142,452
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,858,593	$2,785,669	$2,669,325	$1,255,695	$1,308,472
Common shares outstanding	37,356,278	37,348,151	37,340,700	16,235,871	16,228,440

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Six Months Ended
	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$36,112	$36,125	$12,499	$72,237	$24,261
Other	3,337	2,650	1,827	5,987	3,055
Total interest and dividend income	39,449	38,775	14,326	78,224	27,316
INTEREST EXPENSE
Deposits	13,071	11,847	5,242	24,918	9,759
Other Borrowings	932	1,086	558	2,018	645
Subordinated Debt	962	958	437	1,920	869
Total interest expense	14,965	13,891	6,237	28,856	11,273
NET INTEREST INCOME BEFORE PROVISION FOR (CREDIT TO) CREDIT LOSSES	24,484	24,884	8,089	49,368	16,043
Provision for (credit to) credit losses	—	40	(493)	40	(200)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	24,484	24,844	8,582	49,328	16,243
NONINTEREST INCOME
Service charges on deposit accounts	865	780	197	1,645	396
Bank-owned life insurance	386	383	170	769	310
Net realized gains (losses) on the sale of debt securities	4	—	—	4	(2,370)
Gain on sale of loans	12	50	296	62	296
Other	591	516	223	1,107	401
Total noninterest income	1,858	1,729	886	3,587	(967)
NONINTEREST EXPENSE
Salaries and employee benefits	9,941	11,118	4,037	21,059	8,157
Occupancy	1,559	1,578	696	3,137	1,403
Equipment and data processing	1,824	1,826	893	3,650	1,586
Professional fees	788	748	418	1,536	799
FDIC insurance	545	352	184	897	343
Bank Shares Tax	760	591	278	1,351	556
Intangible amortization	1,204	1,207	59	2,411	120
Merger & restructuring expenses	631	56	315	687	902
Advertising	241	234	104	475	191
Other	1,407	1,540	832	2,947	1,496
Total noninterest expense	18,900	19,250	7,816	38,150	15,553
Income (loss) before income tax expense (benefit)	7,442	7,323	1,652	14,765	(277)
Income tax expense (benefit)	1,638	1,597	305	3,235	(70)
NET INCOME (LOSS)	$5,804	$5,726	$1,347	$11,530	$(207)

EARNINGS (LOSS) PER SHARE, BASIC	$0.16	$0.15	$0.08	$0.31	$(0.01)
EARNINGS (LOSS) PER SHARE, DILUTED	$0.16	$0.15	$0.08	$0.31	$(0.01)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	36,970,768	36,962,005	16,228,069	36,966,371	15,856,574
DILUTED	37,040,748	37,045,230	16,228,069	37,042,895	15,856,574

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Six Months Ended
('Dollars In Thousands, except per share data)	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Operating Highlights
Net Income (loss)	$5,804	$5,726	$1,347	$11,530	$(207)
Net Interest Income	24,484	24,884	8,089	49,368	16,043
Provision for (credit to) Credit Losses	-	40	(493)	40	(200)
Non-Interest Income	1,858	1,729	886	3,587	(967)
Non-Interest Expense	18,900	19,250	7,816	38,150	15,553
Earnings (loss) per Share, Basic	0.16	0.15	0.08	0.31	(0.01)
Adjusted Earnings per Share, Basic (2)	0.17	0.16	0.10	0.33	0.15
Earnings (loss) per Share, Diluted	0.16	0.15	0.08	0.31	(0.01)
Adjusted Earnings per Share, Diluted (2)	0.17	0.16	0.10	0.33	0.15

Selected Operating Ratios
Net Interest Margin	3.83%	4.03%	2.81%	3.92%	2.86%
Annualized Return on Assets ("ROA")	0.84%	0.86%	0.43%	0.85%	-0.03%
Adjusted ROA[2]	0.91%	0.86%	0.51%	0.89%	0.39%
Annualized Return on Equity ("ROE")	8.65%	8.63%	3.81%	8.61%	-0.30%
Adjusted ROE[2]	9.39%	8.70%	4.51%	9.04%	3.42%
Efficiency Ratio	71.75%	72.33%	87.09%	72.04%	103.16%
Adjusted Efficiency Ratio[3]	69.34%	72.12%	83.58%	70.75%	83.98%
Noninterest Income to Avg. Assets	0.27%	0.26%	0.28%	0.26%	-0.16%
Noninterest Expense to Avg. Assets	2.73%	2.88%	2.51%	2.80%	2.56%

	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Financial Condition Data
Total Assets	$2,858,593	$2,785,669	$2,669,325	$1,255,695	$1,308,472
Loans Receivable, Net	2,166,909	2,106,077	2,104,517	968,948	959,305

Noninterest-bearing Deposits	661,292	618,277	624,780	210,404	240,729
Interest-bearing Deposits	1,699,220	1,662,124	1,574,019	831,368	794,113
Total Deposits	2,360,512	2,280,401	2,198,799	1,041,772	1,034,842

Selected Balance Sheet Ratios
Total Capital Ratio[1]	11.09%	11.04%	10.62%	12.92%	12.88%
Tier 1 Capital Ratio[1]	10.30%	10.24%	9.92%	12.37%	12.29%
Common Equity Tier 1 Capital Ratio[1]	10.30%	10.24%	9.92%	12.37%	12.29%
Leverage Ratio[1]	9.17%	9.23%	14.13%	10.71%	10.41%
Tangible Common Equity to Tangible Assets[4]	6.82%	6.91%	7.08%	8.58%	8.31%
Tangible Book Value per Share[5]	$5.07	$5.00	$4.90	$6.44	$6.51

Asset Quality Data
Non-performing Assets	$10,589	$6,675	$7,250	$2,958	$2,856
Non-performing Assets to Total Assets	0.37%	0.24%	0.27%	0.24%	0.22%
Non-performing Loans to Total Loans	0.48%	0.31%	0.34%	0.30%	0.29%
Allowance for Credit Losses - Loans ("ACLL")	$26,288	$23,842	$23,767	$9,964	$10,228
ACLL to Total Loans[6]	1.20%	1.06%	1.06%	1.02%	1.05%
ACLL to Nonperforming Assets	248.26%	357.18%	327.82%	336.85%	358.12%
Net (recoveries) chargeoffs	$(20)	$70	$195	$(12)	$(97)

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(6) - The historical ratios have not been recast for the reclassification of loans held for sale.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended June 30,
	2024			2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$121,340	$1,395	4.62%	$66,149	$708	4.29%
Securities
Taxable (1)	125,885	1,592	5.09%	86,366	822	3.82%
Tax-Exempt	41,776	443	4.26%	39,139	378	3.87%
Total Securities	167,661	2,035	4.88%	125,505	1,200	3.84%
Total Cash Equiv. and Investments	289,001	3,430	4.77%	191,654	1,908	3.99%
Total Loans (3)(4)	2,280,041	36,112	6.37%	963,824	12,499	5.20%
Total Earning Assets	2,569,042	39,542	6.19%	1,155,478	14,407	5.00%
Other Assets	212,097			95,531
Total Assets	$2,781,139			$1,251,009
Interest bearing demand(5)	$446,109	$2,457	2.22%	$243,539	$1,261	2.08%
Money market demand(5)	581,223	3,271	2.26%	244,355	1,589	2.61%
Time deposits(5)	642,919	7,343	4.59%	299,398	2,392	3.20%
Total Borrowings	151,596	1,894	5.02%	95,792	995	4.17%
Total Interest-Bearing Liabilities	1,821,847	14,965	3.30%	883,084	6,237	2.83%
Non Interest-Bearing Deposits(5)	657,939			209,072
Total Cost of Funds	$2,479,786	$14,965	2.43%	$1,092,156	$6,237	2.29%
Other Liabilities	31,519			17,073
Total Liabilities	$2,511,305			$1,109,229
Shareholders' Equity	$269,834			$141,780
Total Liabilities & Shareholders' Equity	$2,781,139			$1,251,009
Net Interest Income/Spread (FTE)		24,577	2.89%		8,170	2.17%
Tax-Equivalent Basis Adjustment		(93)			(81)
Net Interest Income		$24,484			$8,089
Net Interest Margin			3.83%			2.81%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans
(4) Includes the balances of loans held for sale
(5) Includes the balances of deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	June 30, 2024			March 31, 2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$121,340	$1,395	4.62%	$82,420	$898	4.38%
Securities
Taxable (1)	125,885	1,592	5.09%	114,896	1,391	4.87%
Tax-Exempt	41,776	443	4.26%	42,984	457	4.28%
Total Securities	167,661	2,035	4.88%	157,880	1,848	4.71%
Total Cash Equiv. and Investments	289,001	3,430	4.77%	240,300	2,746	4.60%
Total Loans (3)(4)	2,280,041	36,112	6.37%	2,240,714	36,125	6.48%
Total Earning Assets	2,569,042	39,542	6.19%	2,481,014	38,871	6.30%
Other Assets	212,097			210,826
Total Assets	$2,781,139			$2,691,840
Interest bearing demand(5)	$446,109	$2,457	2.22%	$424,781	$1,942	1.84%
Money market demand(5)	581,223	3,271	2.26%	587,455	3,174	2.17%
Time deposits(5)	642,919	7,343	4.59%	608,192	6,731	4.45%
Total Borrowings	151,596	1,894	5.02%	140,621	2,044	5.85%
Total Interest-Bearing Liabilities	1,821,847	14,965	3.30%	1,761,049	13,891	3.17%
Non Interest-Bearing Deposits(5)	657,939			632,637
Total Cost of Funds	$2,479,786	$14,965	2.43%	$2,393,686	$13,891	2.33%
Other Liabilities	31,519			31,359
Total Liabilities	$2,511,305			$2,425,045
Shareholders' Equity	$269,834			$266,795
Total Liabilities & Shareholders' Equity	$2,781,139			$2,691,840
Net Interest Income/Spread (FTE)		24,577	2.89%		24,980	3.13%
Tax-Equivalent Basis Adjustment		(93)			(96)
Net Interest Income		$24,484			$24,884
Net Interest Margin			3.83%			4.03%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans
(4) Includes the balances of loans held for sale
(5) Includes the balances of deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Year-To-Date (Unaudited)

	For the Six Months Ended June 30,
	2024			2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$102,471	$2,293	4.50%	$55,618	$983	3.56%
Securities
Taxable (1)	121,333	2,983	4.94%	84,101	1,475	3.54%
Tax-Exempt	42,344	900	4.27%	38,774	756	3.93%
Total Securities	163,677	3,883	4.77%	122,875	2,231	3.66%
Total Cash Equiv. and Investments	266,148	6,176	4.67%	178,493	3,214	3.63%
Total Loans (3)(4)	2,263,595	72,237	6.42%	952,142	24,261	5.14%
Total Earning Assets	2,529,743	78,413	6.23%	1,130,635	27,475	4.90%
Other Assets	211,138			93,481
Total Assets	$2,740,881			$1,224,116
Interest bearing demand(5)	$437,011	$4,400	2.02%	$246,235	$2,449	2.01%
Money market demand(5)	584,121	6,445	2.22%	245,747	2,939	2.41%
Time deposits(5)	628,616	14,073	4.50%	295,440	4,371	2.98%
Total Borrowings	144,509	3,938	5.48%	76,820	1,514	3.97%
Total Interest-Bearing Liabilities	1,794,257	28,856	3.23%	864,242	11,273	2.63%
Non Interest-Bearing Deposits(5)	646,728			202,610
Total Cost of Funds	$2,440,985	$28,856	2.38%	$1,066,852	$11,273	2.13%
Other Liabilities	31,360			16,905
Total Liabilities	$2,472,345			$1,083,757
Shareholders' Equity	$268,536			$140,359
Total Liabilities & Shareholders' Equity	$2,740,881			$1,224,116
Net Interest Income/Spread (FTE)		49,557	3.00%		16,202	2.27%
Tax-Equivalent Basis Adjustment		(189)			(159)
Net Interest Income		$49,368			$16,043
Net Interest Margin			3.92%			2.86%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans
(4) Includes the balances of loans held for sale
(5) Includes the balances of deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Agriculture and farmland loans	$66,937	$67,359	$65,861	$50,584	$50,552
Construction loans	201,174	194,391	178,483	65,836	75,628
Commercial & industrial loans	247,190	218,724	238,343	115,572	104,869
Commercial real estate loans
Multifamily	199,740	190,146	180,788	111,853	113,254
Owner occupied	492,065	489,467	501,732	160,929	154,520
Non-owner occupied	610,649	589,731	580,972	257,344	254,691
Residential real estate loans
First liens	400,098	403,300	402,433	172,481	170,271
Second liens and lines of credit	71,168	71,060	70,747	27,870	30,148
Consumer and other loans	15,514	16,810	16,756	11,869	11,308
Municipal loans	4,362	4,473	5,244	4,137	3,929
	2,308,897	2,245,461	2,241,359	978,475	969,170
Deferred costs	478	356	174	437	363
Total loans receivable	2,309,375	2,245,817	2,241,533	978,912	969,533

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Demand, noninterest-bearing	$692,095	$653,719	$655,953	$210,404	$240,729
Demand, interest-bearing	488,043	447,412	438,765	273,673	237,114
Money market and savings	582,561	591,982	577,448	258,334	254,632
Time deposits, $250 and over	156,621	147,898	134,324	51,563	57,194
Time deposits, other	393,603	398,365	372,572	172,798	185,121
Brokered deposits	144,429	146,653	119,411	75,000	60,052
	2,457,352	2,386,029	2,298,473	1,041,772	1,034,842
Less: Deposits held for sale	96,840	105,628	99,674	—	—
Total deposits	$2,360,512	$2,280,401	$2,198,799	$1,041,772	$1,034,842

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Demand, noninterest-bearing	$657,939	$632,637	$371,051	$209,054	$209,072
Demand, interest-bearing	446,109	424,781	328,342	254,725	243,539
Money market and savings	581,223	587,455	367,821	254,849	244,355
Time deposits	547,582	518,929	317,747	236,869	236,059
Brokered deposits	95,337	89,263	30,832	28,705	63,339
Total deposits	$2,328,190	$2,253,065	$1,415,793	$984,202	$996,364
Balances in table above include deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	June 30, 2024
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$12,841	$115	$12,956
US Government Treasury securities	3,979	(2)	3,977
Obligations of state and political subdivisions	49,242	(3,826)	45,416
Mortgage-backed securities in government-sponsored entities	80,363	(3,130)	77,233
Other securities	550	(11)	539
	$146,975	$(6,854)	$140,121

	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,000	$(1,794)	$13,206	$(502)
Structured mortgage-backed securities	20,845	(843)	20,002	-
	$35,845	$(2,637)	$33,208	$(502)

	December 31, 2023
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$12,711	$274	$12,985
US Government Treasury securities	4,925	17	4,942
Obligations of state and political subdivisions	49,640	(2,595)	47,045
Mortgage-backed securities in government-sponsored entities	50,795	(2,614)	48,181
Other securities	2,301	36	2,337
	$120,372	$(4,882)	$115,490

	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,000	$(1,592)	$13,408	$(512)
Structured mortgage-backed securities	21,735	(907)	20,828	-
	$36,735	$(2,499)	$34,236	$(512)

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Net income (loss)	$5,804	$5,726	$1,347	$11,530	$(207)
Average assets	2,781,139	2,691,840	1,251,009	2,740,881	1,224,116
Return on average assets (annualized)	0.84%	0.86%	0.43%	0.85%	-0.03%
Net income (loss)	5,804	5,726	1,347	11,530	(207)
Net (gains) losses on sale of securities	(4)	-	-	(4)	2,370
Tax effect at 21%	1	-	-	1	(498)
Merger & restructuring expenses	631	56	315	687	902
Tax effect at 21%	(133)	(12)	(66)	(144)	(189)
Adjusted Net Income (Non-GAAP)	6,299	5,770	1,596	12,070	2,378
Average assets	2,781,139	2,691,840	1,251,009	2,740,881	1,224,116
Adjusted return on average assets (annualized) (Non-GAAP)	0.91%	0.86%	0.51%	0.89%	0.39%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Net income (loss)	$5,804	$5,726	$1,347	$11,530	$(207)
Average shareholders' equity	269,834	266,795	141,780	268,536	140,359
Return on average shareholders' equity (annualized)	8.65%	8.63%	3.81%	8.61%	-0.30%
Net income (loss)	5,804	5,726	1,347	11,530	(207)
Net (gains) losses on sale of securities	(4)	-	-	(4)	2,370
Tax effect at 21%	1	-	-	1	(498)
Merger & restructuring expenses	631	56	315	687	902
Tax effect at 21%	(133)	(12)	(66)	(144)	(189)
Adjusted Net Income (Non-GAAP)	6,299	5,770	1,596	12,070	2,378
Average shareholders' equity	269,834	266,795	141,780	268,536	140,359
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	9.39%	8.70%	4.51%	9.04%	3.42%

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
GAAP-based efficiency ratio	71.75%	72.33%	87.09%	72.04%	103.16%
Net interest income	$24,484	$24,884	$8,089	$49,368	$16,043
Noninterest income	1,858	1,729	886	3,587	(967)
Less: net gains (losses) on sales of securities	4	-	-	4	(2,370)
Adjusted revenue (Non-GAAP)	26,346	26,613	8,975	52,951	17,446
Total noninterest expense	18,900	19,250	7,816	38,150	15,553
Less: Merger & restructuring expenses	631	56	315	687	902
Adjusted non-interest expense	18,269	19,194	7,501	37,463	14,651
Efficiency ratio, as adjusted (Non-GAAP)	69.34%	72.12%	83.58%	70.75%	83.98%

Adjusted Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands, except per share data)	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
GAAP-Based Earnings (Loss) Per Share, Basic	$0.16	$0.15	$0.08	$0.31	$(0.01)
GAAP-Based Earnings (Loss) Per Share, Diluted	$0.16	$0.15	$0.08	$0.31	$(0.01)
Net Income (Loss)	$5,804	$5,726	$1,347	$11,530	$(207)
Net (gains) losses on sale of securities	(4)	-	-	(4)	2,370
Tax effect at 21%	1	-	-	1	(498)
Merger & restructuring expenses	631	56	315	687	902
Tax effect at 21%	(133)	(12)	(66)	(144)	(189)
Adjusted Net Income (Non-GAAP)	6,299	5,770	1,596	12,070	2,378
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.17	$0.16	$0.10	$0.33	$0.15
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.17	$0.16	$0.10	$0.33	$0.15

Tangible Common Equity and Tangible Book Value
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Tangible Common Equity	(Dollars in thousands, except for share data)
Total shareholders’ equity	$271,409	$268,243	$265,796	$141,351	$142,452
Adjustments:
Goodwill	(58,806)	(56,968)	(56,968)	(35,842)	(35,842)
Other intangible assets	(23,323)	(24,526)	(25,733)	(873)	(932)
Tangible common equity (Non-GAAP)	$189,280	$186,749	$183,095	$104,636	$105,678
Common shares outstanding	37,356,278	37,348,151	37,340,700	16,235,871	16,228,440
Book value per common share	$7.27	$7.18	$7.12	$8.71	$8.78
Tangible book value per common share (Non-GAAP)	$5.07	$5.00	$4.90	$6.44	$6.51
Tangible Assets
Total assets	$2,858,593	$2,785,669	$2,669,325	$1,255,695	$1,308,472
Adjustments:
Goodwill	(58,806)	(56,968)	(56,968)	(35,842)	(35,842)
Other intangible assets	(23,323)	(24,526)	(25,733)	(873)	(932)
Tangible assets (Non-GAAP)	$2,776,464	$2,704,175	$2,586,624	$1,218,980	$1,271,698
Tangible common equity to tangible assets (Non-GAAP)	6.82%	6.91%	7.08%	8.58%	8.31%

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands, except per share data)	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Net Income (Loss) - GAAP	$5,804	$5,726	$1,347	$11,530	$(207)
Net (gains) losses on sale of securities	(4)	-	-	(4)	2,370
Tax effect at 21%	1	-	-	1	(498)
Merger & restructuring expenses	631	56	315	687	902
Tax effect at 21%	(133)	(12)	(66)	(144)	(189)
Adjusted Net Income (Non-GAAP)	6,299	5,770	1,596	12,070	2,378
Income tax expense (benefit)	1,638	1,597	305	3,235	(70)
Provision for (credit to) credit losses	-	40	(493)	40	(200)
Tax effect included in Adjusted Net Income	132	12	66	143	687
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$8,069	$7,419	$1,474	$15,488	$2,795